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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
GLADSTONE CAPITAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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PRELIMINARY COPY

GLADSTONE CAPITAL CORPORATION
1521 Westbranch Drive, Suite 200, McLean, Virginia 22102

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON February 21, 2008

To The Stockholders of Gladstone Capital Corporation:

        Notice Is Hereby Given that the Annual Meeting of Stockholders of Gladstone Capital Corporation, a Maryland corporation, will be held on Thursday, February 21, 2008 at 11:00 a.m. local time at the Hilton McLean Tysons Corner at 7920 Jones Branch Drive, McLean, Virginia 22102 for the following purposes:

          (1)   To elect three Class I directors to hold office until the 2011 Annual Meeting of Stockholders.

          (2)   To approve a series of amendments to our fundamental policies to repeal such policies as follows:

      A)
      to repeal the policy which relates to our ability to invest in securities of a particular issuer;

      B)
      to repeal the policy which relates to our underwriting activities;

      C)
      to repeal the policy which relates to our ability to purchase or sell real estate or interests in real estate or real estate investment trusts;

      D)
      to repeal the policy which relates to our ability to sell securities short;

      E)
      to repeal the policy which relates to our ability to purchase securities on margin;

      F)
      to repeal the policy which relates to our ability to write or buy put or call options;

      G)
      to repeal the policy which relates to our ability to engage in the purchase or sale of commodities or commodity contracts, including futures contracts; and

      H)
      to repeal the policy which relates to our ability to acquire voting stock of, or invest in, any securities issued by any other investment company.

          (3)   To approve a proposal to authorize us to offer and issue long-term rights, including warrants, to purchase shares of our common stock at an exercise price that, at the time such rights are issued, will not be less than the greater of the market value of our common stock or the net asset value of our common stock. Such rights may be part of or accompanied by other securities of ours such as convertible debt.

          (4)   To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending September 30, 2008.

          (5)   To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        The Board of Directors has fixed the close of business on Friday, December 7, 2007 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors
Terry L. Brubaker Secretary

McLean, Virginia
December 14, 2007

        All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy card as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

PRELIMINARY COPY

GLADSTONE CAPITAL CORPORATION
1521 Westbranch Drive, Suite 200, McLean, Virginia 22102

PROXY STATEMENT
FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On February 21, 2008

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

        We have sent you this proxy statement and the enclosed proxy card because the Board of Directors of Gladstone Capital Corporation (sometimes referred to as the "Company") is soliciting your proxy to vote at the 2008 Annual Meeting of Stockholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

        We intend to mail this proxy statement and accompanying proxy card on or about December 14, 2007 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

        Only stockholders of record at the close of business on December 7, 2007 will be entitled to vote at the annual meeting. On this record date, there were [            ] shares of common stock outstanding and entitled to vote.

    Stockholder of Record: Shares Registered in Your Name

        If on December 7, 2007 your shares were registered directly in your name with our transfer agent, The Bank of New York, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

    Beneficial Owner: Shares Registered in the Name of a Broker or Bank

        If on December 7, 2007 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

        There are eleven matters scheduled for a vote:

  •
  Election of three Class I directors to serve until the 2011 Annual Meeting of Stockholders.

  •
  Approval of a series of amendments to our fundamental policies to repeal such policies as follows:

  A)
  to repeal the policy which relates to our ability to invest in securities of a particular issuer;

  B)
  to repeal the policy which relates to our underwriting activities;

  C)
  to repeal the policy which relates to our ability to purchase or sell real estate or interests in real estate or real estate investment trusts;

  D)
  to repeal the policy which relates to our ability to sell securities short;

  E)
  to repeal the policy which relates to our ability to purchase securities on margin;

  F)
  to repeal the policy which relates to our ability to write or buy put or call options;

  G)
  to repeal the policy which relates to our ability to engage in the purchase or sale of commodities or commodity contracts, including futures contracts; and

  H)
  to repeal the policy which relates to our ability to acquire voting stock of, or invest in, any securities issued by any other investment company.

  •
  To approve a proposal to authorize us to offer and issue long-term rights, including warrants, to purchase shares of our common stock at an exercise price that, at the time such rights are issued, will not be less than the greater of the market value of our common stock or the net asset value of our common stock. Such rights may be part of or accompanied by other securities of ours such as convertible debt.

  •
  Ratification of the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending September 30, 2008.

How do I vote?

        You may either vote "For" all the nominees to the Board of Directors or you may "Withhold" your vote for any nominee you specify. For each of the amendments to our fundamental policies, for the authorization to offer long-term rights, including warrants, to stockholders to purchase shares of our common stock and for the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending September 30, 2008, you may vote "For" or "Against" or abstain from voting. The procedures for voting are fairly simple:

    Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

  •
  To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

  •
  To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

    Beneficial Owner: Shares Registered in the Name of Broker or Bank

        If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Gladstone Capital Corporation. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

        On each matter to be voted upon, you have one vote for each share of common stock you owned as of December 7, 2007.

What if I return a proxy card but do not make specific choices?

        If you return a signed and dated proxy card without marking any voting selections, your shares will be voted "For" the election of all three nominees for director, "For" each of the amendments to our fundamental policies, "For" authorization to offer long-term rights, including warrants, to stockholders to purchase shares of our common stock and "For" ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending September 30, 2008. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

        We will bear the cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of our common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of Gladstone Management Corporation, our "Adviser," or Gladstone Administration, LLC, our "Administrator." No additional compensation will be paid to directors, officers or other regular employees for such services. We have engaged Georgeson Inc. ("Georgeson") to solicit proxies for the annual meeting. Georgeson will be paid its customary fee of approximately $6,500 plus out-of-pocket expenses for its basic solicitation services, which include review of proxy materials, dissemination of broker search cards, distribution of proxy materials, solicitation of

ADP, brokers, banks and institutional holders, and delivery of executed proxies. The term of the agreement with Georgeson will last for the period of the solicitation, and the agreement provides that we will indemnify and hold harmless Georgeson against any third party claims, except in the case of Georgeson's gross negligence or intentional misconduct. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

        If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

        Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

  •
  You may submit another properly completed proxy card with a later date.

  •
  You may send a timely written notice that you are revoking your proxy to Gladstone Capital Corporation's Secretary at 1521 Westbranch Drive, Suite 200, McLean, Virginia 22102.

  •
  You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

        If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year's annual meeting?

        To be considered for inclusion in next year's proxy materials, your proposal must be submitted in writing by August 18, 2008, to our Secretary at the address set forth on the cover of this proxy statement. If you wish to submit a proposal that is not to be included in next year's proxy materials or nominate a director, you must do so not later than the close of business on December 23, 2008 nor earlier than the close of business on November 21, 2008. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

        Votes will be counted by representatives of our transfer agent, The Bank of New York, who will separately count "For" and "Withhold" and, with respect to proposals other than the election of directors, "Against" votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as "Against" votes. Broker non-votes have no effect with regard to Proposal 1 and Proposal 4, will have the same effect as an "Against" vote with regard to Proposals 2A-2H and Proposal 3, and will not be counted towards the vote total for any proposal. We expect that our chief financial officer, Harry Brill, will be appointed as the inspector of election.

What are "broker non-votes?"

        Broker non-votes occur when a beneficial owner of shares held in "street name" does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed "non-routine." Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be "routine," but not with respect to "non-routine" matters. Under the rules and interpretations of the New York Stock Exchange ("NYSE"), "non-routine" matters are generally those involving a contest or a matter that may substantially affect the rights or privileges of stockholders, such as mergers or stockholder proposals.

How many votes are needed to approve each proposal?

        For Proposal 1, election of directors, and for Proposal 4, the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm, a majority of the votes present in person or represented by proxy and entitled to vote at the meeting is required to approve such proposals. Only votes "For" or "Withheld" will affect the outcome of Proposal 1, and only votes "For" or "Against" will affect the outcome of Proposal 4.

        For each of the amendments to our fundamental investment policies to repeal such policies included in Proposals 2A-2H, the affirmative vote of a "majority," as defined in the Investment Company Act of 1940 (the "1940 Act"), of our outstanding shares is required to approve the proposal. Under the 1940 Act, the vote of holders of a "majority" means the vote of the holders of the lesser of (a) 67% or more of our shares present at the meeting or represented by proxy if the holders of more than 50% of our outstanding shares are present or represented by proxy, or (b) more than 50% of our outstanding shares. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will also have the same effect as an "Against" vote.

        For Proposal 3, authorization to offer long-term rights, including warrants, to stockholders to purchase shares of our common stock, a majority of the votes present in person or represented by proxy and entitled to vote at the meeting is required to approve the proposal. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will also have the same effect as an "Against" vote.

What is the quorum requirement?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of our outstanding shares are represented by stockholders present at the meeting or by proxy. On the record date there were [            ] shares outstanding and entitled to vote. Thus [            ] shares must be represented by stockholders present at the meeting or by proxy to have a quorum.

        Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

        Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our quarterly report on Form 10-Q for the second quarter of fiscal year 2008.

PROPOSAL 1

ELECTION OF DIRECTORS

        Our Board of Directors is divided into three classes. Each class consists of, as nearly as possible, one-third of the total number of directors and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including any vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director's successor is elected and qualified.

        Our Board of Directors presently has ten members. There are three directors in the class whose term of office expires in 2008. Each of the nominees listed below is currently a director of ours who was previously elected by the stockholders. If elected at the annual meeting, each of these nominees would serve until the 2011 annual meeting and until his or her successor is elected and has qualified, or, if sooner, until the director's death, resignation or removal. With the exception of Mr. Stelljes, no nominee has been proposed for election pursuant to any agreement or understanding between him or her and us. Mr. Stelljes has an employment agreement with our Adviser, which provides for his nomination to serve as a member of the board of directors.

        Directors are elected by a majority of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. In the event that any of the nominees should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominees as management may propose. The nominees have agreed to serve if elected, and management has no reason to believe that any of them will be unable to serve.

        It is our policy to encourage directors and nominees for director to attend the annual meeting. Three of our directors attended the 2007 Annual Meeting of Stockholders.

        Set forth below is biographical information for each person nominated, each person whose term of office as a director will continue after the Annual Meeting, and each executive officer who is not a director.

Nominees for Election as Class I Directors for a Three-year Term Expiring at the 2011 Annual Meeting

Name, Address, Age	Position(s) Held With Company	Term of Office and Length of Term Served	Principal Occupation(s) During the Past Five Years	Other Directorships Held by Director
Disinterested Directors
Michela A. English (58) Gladstone Capital Corporation 1521 Westbranch Drive Suite 200 McLean, Virginia 22102	Director	Term expires at 2008 Annual Meeting. Director since 2002.
			President and CEO of Fight for Children, a non-profit charitable organization focused on providing high-quality education and health care services to underserved youth in Washington, DC since 2006. President of Discovery Consumer Products, the retail, publishing and licensing arm of Discovery Communications, Inc., the leading global real-world media and entertainment company, from 1996 to 2004.	Gladstone Commercial Corporation; Gladstone Investment Corporation
Anthony W. Parker (62) Gladstone Capital Corporation 1521 Westbranch Drive Suite 200 McLean, Virginia 22102	Director	Term expires at 2008 Annual Meeting. Director since 2001.	Founder and Chairman of the Board of Medical Funding Corporation, the owner of Snelling Metro Personnel, a staffing agency, since 1997.	Gladstone Commercial Corporation; Gladstone Investment Corporation

George Stelljes III (46)* Gladstone Capital Corporation 1521 Westbranch Drive Suite 200 McLean, Virginia 22102	Director, President and Chief Investment Officer	Term expires at 2008 Annual Meeting. Director since 2003.
			President and Chief Investment Officer since 2004, of Gladstone Commercial Corporation since 2007, and of Gladstone Investment Corporation since 2005. Executive Vice President and Chief Investment Officer of Gladstone Capital Corporation from 2002 to 2004, and of Gladstone Commercial Corporation from 2003 to 2007. President, Chief Investment Officer and a director of our Adviser. Director of Intrepid Capital Management, Inc. since 2003, and general partner and investment committee member of Patriot Capital since 2002.	Gladstone Commercial Corporation; Gladstone Investment Corporation

Class II Directors Continuing in Office Until the 2009 Annual Meeting

Name, Address, Age	Position(s) Held With Company	Term of Office and Length of Term Served	Principal Occupation(s) During the Past Five Years	Other Directorships Held by Director
Disinterested Directors
David A.R. Dullum (59) Gladstone Capital Corporation 1521 Westbranch Drive Suite 200 McLean, Virginia 22102	Director	Term expires at 2009 Annual Meeting. Director since 2001.	President and a Director of Harbor Acquisition Corporation since 2005. Partner of New England Partners, a venture capital firm, since 1995.	Gladstone Commercial Corporation; Gladstone Investment Corporation; Harbor Acquisition Corporation
Maurice W. Coulon (65) Gladstone Capital Corporation 1521 Westbranch Drive Suite 200 McLean, Virginia 22102	Director	Term expires at 2009 Annual Meeting. Director since 2003.	Private investor in real estate since 2000.	Gladstone Commercial Corporation; Gladstone Investment Corporation

Gerard Mead (63) Gladstone Capital Corporation 1521 Westbranch Drive Suite 200 McLean, Virginia 22102	Director	Term expires at 2009 Annual Meeting. Director since 2005.
			Chairman and founder of Gerard Mead Capital Management since 2003. Held various positions with Bethlehem Steel Corporation, including Director of Investment Research, Pension Trust Chairman and Fund Manager, from 1966 to 2003.	Gladstone Commercial Corporation; Gladstone Investment Corporation
Interested Directors
Terry Lee Brubaker (64)* Gladstone Capital Corporation 1521 Westbranch Drive Suite 200 McLean, Virginia 22102	Director, Vice Chairman, Chief Operating Officer and Secretary	Term expires at 2009 Annual Meeting. Director since 2001.
			Vice Chairman and Chief Operating Officer since 2004, of Gladstone Commercial Corporation since 2004, and of Gladstone Investment Corporation since 2005. President and Chief Operating Officer of the Company from 2001 to 2004, and of Gladstone Commercial Corporation from 2003 to 2004. Vice Chairman, Chief Operating Officer and a Director of our Adviser.	Gladstone Commercial Corporation; Gladstone Investment Corporation

Class III Directors Continuing in Office Until the 2010 Annual Meeting

Name, Address, Age	Position(s) Held With Company	Term of Office and Length of Term Served	Principal Occupation(s) During the Past Five Years	Other Directorships Held by Director
Disinterested Directors
Paul Adelgren (64) Gladstone Capital Corporation 1521 Westbranch Drive Suite 200 McLean, Virginia 22102	Director	Term expires at 2010 Annual Meeting. Director since 2003.	Pastor of Missionary Alliance Church since 1997.	Gladstone Commercial Corporation; Gladstone Investment Corporation

John H. Outland (62) Gladstone Capital Corporation 1521 Westbranch Drive Suite 200 McLean, Virginia 22102	Director	Term expires at 2010 Annual Meeting. Director since 2003.	Private investor since 2006. Vice President of Genworth Financial, Inc. from 2004 to 2006. Managing Director of 1789 Capital Advisers, a financial consulting company, from 2002 to 2004.	Gladstone Commercial Corporation; Gladstone Investment Corporation
Interested Director
David Gladstone (65)* Gladstone Capital Corporation 1521 Westbranch Drive Suite 200 McLean, Virginia 22102	Chairman of the Board and Chief Executive Officer	Term expires at 2010 Annual Meeting. Director since 2003.
			Founder, Chief Executive Officer and Chairman of the Board since our inception in 2001, of Gladstone Commercial Corporation since its inception in 2003, and of Gladstone Investment Corporation since its inception in 2005. Founder, Chief Executive Officer and Chairman of the Board of our Adviser.	Gladstone Commercial Corporation; Gladstone Investment Corporation

Executive Officers Who are Not Directors

Name, Address, Age	Position(s) Held With Company	Term of Office and Length of Term Served	Principal Occupation(s) During the Past Five Years
Harry Brill (60) Gladstone Capital Corporation 1521 Westbranch Drive Suite 200 McLean, Virginia 22102	Chief Financial Officer	Executive Officer since 2001.	Chief Financial Officer since 2001 and Treasurer from 2001 to 2006. Chief Financial Officer of Gladstone Commercial Corporation since 2003 and of Gladstone Investment Corporation since 2005. Treasurer of Gladstone Commercial Corporation from 2003 through 2006, and of Gladstone Investment Corporation from 2005 through 2006. Chief Financial Officer of our Adviser since 2002.

Gary Gerson (43) Gladstone Capital Corporation 1521 Westbranch Drive Suite 200 McLean, Virginia 22102	Treasurer	Executive Officer since 2006.	Treasurer since 2006. Treasurer of Gladstone Investment Corporation, Gladstone Commercial Corporation, and our Adviser since 2006. Assistant Vice President of Finance at the Bozzuto Group, a real estate developer, manager and owner, from 2004 through 2006. Director, Finance, at PG&E National Energy Group from 2000 through 2004.

*
Messrs. Gladstone, Brubaker, and Stelljes are interested persons of Gladstone Capital Corporation, within the meaning of the 1940 Act, due to their positions as our officers.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR
OF EACH NAMED NOMINEE FOR DIRECTOR.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Director Independence

        As required under The Nasdaq Stock Market ("NASDAQ") listing standards, a majority of the members of a listed company's Board of Directors must qualify as "independent," as affirmatively determined by the Board of Directors. The Board consults with our chief compliance officer and chief financial officer to ensure that the Board's determinations are consistent with relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in pertinent listing standards of NASDAQ as in effect from time to time.

        Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and us, our senior management and our independent auditors, the Board has affirmatively determined that the following seven directors are independent directors within the meaning of the applicable NASDAQ listing standards: Messrs. Adelgren, Coulon, Dullum, Mead, Outland, Parker and Ms. English. In making this determination, the Board found that none of the these directors or nominees for director had a material or other disqualifying relationship with us. Mr. Gladstone, the chairman of our Board of Directors and chief executive officer, Mr. Brubaker, our vice chairman, chief operating officer and secretary, and Mr. Stelljes, our president and chief investment officer, are not independent directors by virtue of their employment by our Adviser.

        The Board of Directors met five times during the last fiscal year. Each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served that were held during the period for which he or she was a director or committee member.

        As required under applicable NASDAQ listing standards, which require regularly scheduled meetings of independent directors, our independent directors met five times during fiscal 2007 in regularly scheduled executive sessions at which only independent directors were present.

Information Regarding Committees of the Board of Directors

        Our Board of Directors has four committees: an Audit Committee, a Compensation Committee, an Executive Committee and an Ethics, Nominating and Corporate Governance Committee. The following table shows the current composition of each of the committees of our Board of Directors:

Name	Audit	Compensation	Executive	Ethics, Nominating and Corporate Governance
Paul W. Adelgren**				*X
Terry Lee Brubaker			X
Maurice W. Coulon		*X		X
David A.R. Dullum	X
Michela A. English	X
David Gladstone			*X
Gerard Mead		X
John H. Outland		X
Anthony W. Parker	*X		X
George Stelljes III

*
Committee Chairperson

**
Lead Independent Director

        Below is a description of each committee of our Board of Directors. All committees other than the Executive Committee have the authority to engage legal counsel or other experts or consultants as they deem appropriate to carry out their responsibilities. The Board of Directors has determined that each member of each committee meets the applicable NASDAQ rules and regulations regarding "independence" and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to us (other than with respect to the Executive Committee, for which there are no applicable independence requirements).

    The Audit Committee

        The Audit Committee of our Board of Directors oversees our corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent registered public accounting firms; determines and approves the engagement of the independent registered public accounting firms; determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm; reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on our audit engagement team as required by law; confers with management and the independent registered public accounting firm regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review our annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm, including reviewing our disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations." During fiscal 2007, the Audit Committee was comprised of Messrs. Parker (Chairman) and Dullum and Ms. English. Messrs. Adelgren and Coulon served as alternate members of the Audit Committee. Alternate members of the Audit Committee serve and participate in meetings of the Audit Committee only in the event of an absence of a regular member of the Audit Committee. The Audit Committee met eight times during the last fiscal year. The Audit Committee has adopted a written charter that is available to stockholders on our website at www.gladstonecapital.com.

        Our Board of Directors reviews the NASDAQ listing standards definition of independence for audit committee members and has determined that all members and alternate members of our Audit Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the NASDAQ listing standards). No members of the Audit Committee received any compensation from us during the last fiscal year other than directors' fees. The Board of Directors has also determined that each member (including alternate members) of the Audit Committee qualifies as an "audit committee financial expert," as defined in applicable SEC rules. The Board made a qualitative assessment of the members' level of knowledge and experience based on a number of factors, including formal education and experience. The Board has also unanimously determined that all Audit Committee members and alternate members are financially literate under current NASDAQ rules and that at least one member has financial management expertise. Messrs. Dullum and Parker and Ms. English also serve on the audit committees of Gladstone Commercial Corporation and Gladstone Investment Corporation. Our Audit Committee's alternate members, Messrs. Adelgren and Coulon, also serve as alternate members on the audit committees of Gladstone Commercial Corporation and Gladstone Investment Corporation. The Board of Directors has determined that this simultaneous service does not impair the respective directors' ability to effectively serve on our Audit Committee.

Report of the Audit Committee of the Board of Directors

Subject to Completion

    Compensation Committee

        The Compensation Committee operates pursuant to a written charter that is available to stockholders on our website at www.gladstonecapital.com. The Compensation Committee conducts periodic reviews of our investment advisory and management agreement with our Adviser (the "Advisory Agreement") and our administration agreement (the "Administration Agreement") with Gladstone Administration, LLC (the "Administrator") to evaluate whether the fees paid to our Adviser and our Administrator under the agreements are in the best interests of us and our stockholders. The committee considers in such periodic reviews, among other things, whether the salaries and bonuses paid to our executive officers by our Adviser and our Administrator are consistent with our compensation philosophies, whether the performance of our Adviser and our Administrator are reasonable in relation to the nature and quality of services performed and whether the provisions of the Advisory and Administration Agreements are being satisfactorily performed. Commencing this year, the Compensation Committee also began to review with management our Compensation Discussion and Analysis and to consider whether to recommend that it be included in proxy statements and other filings. During the last fiscal year, the Compensation Committee was comprised of Messrs. Coulon

(Chairperson), Outland and Mead. The Compensation Committee met five times during the last fiscal year.

    Compensation Committee Interlocks and Insider Participation

        During the last fiscal year, the Compensation Committee consisted of Messrs. Coulon, Outland and Mead, each of whom is an independent director (as independence is currently defined in Rule 4200(a)(15) of the NASDAQ listing standards). During the fiscal year ended September 30, 2007, none of our executive officers served as members of the compensation committee or as directors of another entity, one of whose executive officers served on the Compensation Committee.

Report of the Compensation Committee of the Board of Directors

Subject to Completion

    The Ethics, Nominating and Corporate Governance Committee

        The Ethics, Nominating and Corporate Governance Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as our directors (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the Board of Directors, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board, and developing our corporate governance principles. Our Ethics, Nominating and Corporate Governance Committee charter can be found on our website at www.gladstonecapital.com. Membership of the Ethics, Nominating and Corporate Governance Committee is comprised of Messrs. Adelgren (Chairperson) and Coulon. Each member of the Ethics, Nominating and Corporate Governance Committee is independent (as independence is currently defined in Rule 4200(a)(15) of the NASDAQ listing standards). The Ethics, Nominating and Corporate Governance Committee met five times during the last fiscal year.

    Qualifications for Director Candidates

        The Ethics, Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Ethics, Nominating and Corporate Governance Committee also considers such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Ethics, Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders. In conducting this assessment, the Ethics, Nominating and Corporate Governance Committee considers diversity, age, skills, and such other factors as it deems appropriate given our current needs and the current needs of the Board, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Ethics, Nominating and Corporate Governance Committee reviews such directors' overall service to us during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors' independence. In the case of new director candidates, the Ethics, Nominating and Corporate Governance Committee also determines whether the nominee must be independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Ethics, Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Ethics, Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Ethics, Nominating and Corporate Governance Committee meets to discuss and consider such candidates' qualifications and then selects a nominee for recommendation to the Board by majority vote. To date, the Ethics, Nominating and Corporate Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates.

    Stockholder Recommendation of Director Candidates to the Ethics, Nominating and Corporate Governance Committee

        The Ethics, Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Ethics, Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the Ethics, Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Ethics, Nominating and Corporate Governance Committee at the address set forth on the cover page of this proxy statement. Recommendations for individuals to be considered for nomination at the 2008 Annual Meeting must be received by December 23, 2008. Recommendations received after December 23, 2008 will be considered for nomination at the 2009 Annual Meeting. Submissions must include the full name of the proposed nominee, a description of the proposed nominee's business experience for at least the previous five years, complete biographical information, a description of the proposed nominee's qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of our stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. To date, the Ethics, Nominating and Corporate Governance Committee has not received or rejected a timely director nominee proposal from a stockholder or stockholders holding more than 5% of our voting stock.

    Stockholder Communications with the Board of Directors

        Our Board has adopted a formal process by which our stockholders may communicate with the Board or any of its directors. Persons interested in communicating with the Board of Directors with their concerns or issues may address correspondence to the Board of Directors, to a particular director, or to the independent directors generally, in care of Gladstone Capital Corporation, Attention: Investor Relations, at 1521 Westbranch Drive, Suite 200, McLean, Virginia 22102. This information is also contained on our website at www.gladstonecapital.com.

    Code of Ethics

        We have adopted a Code of Business Conduct and Ethics that applies to all of our officers and directors and to the employees of our Adviser and our Administrator. The Ethics, Nominating and Corporate Governance Committee reviews, approves and recommends to our Board of Directors any changes to the Code of Business Conduct and Ethics. They also review any violations of the Code of Ethics and make recommendations to the Board of Directors on those violations. The Code of Business Conduct and Ethics is available on our website at www.gladstonecapital.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

    The Executive Committee

        The Executive Committee, which is comprised of Messrs. Gladstone (Chairman), Brubaker and Parker, has the authority to exercise all powers of our Board of Directors except for actions that must be taken by a majority of independent directors or the full Board of Directors under applicable rules and regulations. The Executive Committee did not meet during the last fiscal year.

PROPOSALS 2A-2H: APPROVAL OF AMENDMENTS TO FUNDAMENTAL
POLICIES TO REPEAL SUCH POLICIES

General Information

        We have adopted certain investment objectives and restrictions as our fundamental policies (the "Fundamental Policies"), which provided that they could not be changed without the approval of the holders of a majority of our outstanding voting securities. The 1940 Act does not require business development companies, such as us, to adopt fundamental policies and, in fact, most other leading business development companies do not have them. A copy of our existing Fundamental Policies appears as Exhibit A to this Proxy Statement. We are proposing that the stockholders approve a series of amendments to the Fundamental Policies that would repeal each of them in their entirety. In their place, we will maintain a more limited set of investment policies, as set forth on Exhibit B, which will not be considered fundamental policies, and which will not require stockholder approval for future revisions.

Background and Reasons for Proposals

        The Fundamental Policies are of essentially two types. The first type includes several affirmative guidelines, including a requirement that we at all times conduct our business so as to retain our status as a business development company. The second type of Fundamental Policy limits or prohibits us from undertaking certain activities, such as acting as an underwriter of securities, purchasing securities on margin or engaging in the purchase or sale of commodities or real estate.

        The existence of the second type of Fundamental Policies can place us at a competitive disadvantage. As noted above, most other leading business development companies do not have them. Additionally, most other types of companies are not required to seek stockholder approval to alter their business activities; rather, the company's board of directors, which is elected by the stockholders, is entrusted with such discretion. While the Fundamental Policies can be modified, given that regular stockholder meetings occur only once per year and special stockholder meetings would be costly, the requirement that stockholders must approve changes to our Fundamental Policies could, as a result, reduce our business opportunities and increase certain investment and other business risks. In order to facilitate flexibility in our future investment activities, we now propose that all of the remaining Fundamental Policies be repealed by amendment. Such a change is intended to allow us to respond more effectively and expeditiously to opportunities and issues as they may present themselves. We do not plan to change our current operating strategy, but wish to remove the restrictions of the Fundamental Policies so that we can respond to competitors in the future. Also, as much of the substance of the first type of Fundamental Policies is essentially a restatement of certain regulatory restrictions that, if changed, would require us to obtain stockholder approval to make corresponding changes to the Fundamental Policies, we are also seeking this repeal in order to avoid that potentiality, which may place us at a competitive disadvantage in the future.

        It is very important to note that even following a repeal of the Fundamental Policies, numerous restrictions and limitations on our investing and business activities would continue to exist, which would provide protections and assurances for our stockholders. Most significantly, under Section 58 of the 1940 Act, we are prohibited from changing the nature of our business so that it ceases to be a business development company without consent of the holders of a majority of our outstanding shares. It is significant to note that Section 58 of the 1940 Act is titled "Changes in Investment Policy," and that its only restriction on changes in investment policy by a business development company is to prevent a business development company from ceasing to operate as a business development company without stockholder approval. This is in sharp distinction to other sections of the 1940 Act that govern the investment activities of registered investment companies. As a business development company we are not a registered investment company under the 1940 Act and thus are not subject to such other sections. Those sections specifically require registered investment companies to have fundamental policies, which can be changed only by a registered investment company's stockholders. By contrast, in adopting the business development company sections of the 1940 Act, Congress recognized the special needs of business development companies to retain significant flexibility in their investment policies in order to effectively support new small and medium-sized businesses through venture capital contributions. Thus, Congress saw fit to only require business development company stockholder consent in the case of changes in investment policy that would cause the business development company to cease to be qualified as such. Congress has never required business development companies to adopt other fundamental policies which could be changed only with stockholder consent.

        The 1940 Act also contains a number of other restrictions on activities of business development companies, none of which would be affected by the repeal of our Fundamental Policies. For example, 70% of a business development company's total assets must be invested in "qualifying assets," as defined in the 1940 Act. This requirement, which is currently incorporated in the Fundamental Policies, would continue to apply even with a repeal of the Fundamental Policies because it is also set forth in the 1940 Act. Similarly, the 1940 Act limits a business development company's ability to issue senior securities, which are generally defined as debt securities and preferred stock, in an amount in excess of one-half of the business development company's total assets. This limitation, which is also included in the Fundamental Policies, will still apply to us because it is included in the 1940 Act. Other examples of restrictions outlined in the 1940 Act that would continue to apply to us, and which to some extent are also included in our Fundamental Policies, include limitations on investing in registered investment companies, investing in broker dealers and undertaking certain short sales of securities. In sum, while a repeal of the Fundamental Policies will have the benefit of providing us greater flexibility to respond to market opportunities and to avoid risk with regard to our investing activities, there will still be numerous statutory and internal restrictions on the overall nature of our investment and business activities.

        Each of the proposals which relate to a series of amendments to our fundamental polices to repeal such policies are as follows:

PROPOSAL 2A: APPROVAL OF AMENDMENT TO FUNDAMENTAL POLICIES TO REPEAL
POLICY WHICH RELATES TO OUR ABILITY TO INVEST IN SECURITIES
OF A PARTICULAR ISSUER.

        Our existing fundamental policy with regard to investments in a particular issuer provides that we may invest up to 20% of our assets in securities of a particular issuer. The policy provides that we may exceed this limitation in connection with bridge financings, although such bridge investments may never exceed 25% of our total assets at any time.

        We are asking our stockholders to approve the repeal of this policy. If this policy is repealed, we will be able to invest more than 20% of our assets in securities of a particular issuer, without regard to whether or not such investment is made in connection with a bridge financing. However, in order to maintain our status as a regulated investment company under Subchapter M of the Internal Revenue Code, or the "Code," we will still be restricted from investing more than 25% of the value of our total assets in the securities of any one issuer (other than U.S. government securities or the securities of other regulated investment companies), or of two or more issuers that are controlled by us and are engaged in the same or similar or related trades or businesses. We intend to maintain our regulated investment company status and thus would continue to be subject to this regulatory requirement regardless of whether or not this fundamental policy is repealed.

        The repeal of this policy could lead to our portfolio becoming somewhat less diversified if we are able to concentrate more of our assets in the securities of a particular issuer. However, because we will continue to be limited in the concentration of our investments by our regulation as a regulated investment company, any such increase in the concentration of our investment in any particular issuer that would be allowed as a result of the repeal of this policy would be limited to no more than 5%.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2A.

PROPOSAL 2B: APPROVAL OF AMENDMENT TO FUNDAMENTAL POLICIES TO REPEAL
POLICY WHICH RELATES TO OUR UNDERWRITING ACTIVITIES.

        Our existing fundamental policy with regard to underwriting activities provides that we will not act as an underwriter of securities of other issuers (except to the extent that we may be deemed an "underwriter" of securities we purchase that must be registered under the 1933 Act before they may be offered or sold to the public).

        We are asking our stockholders to approve the repeal of this policy. If this policy is repealed, we will be able to act as an underwriter of securities of other issuers. However, we do not anticipate that we will do so.

        In order to act as an underwriter of securities, we would be required to register as a broker/dealer with the SEC and to become a member of the Financial Industry Regulatory Authority which would subject us to additional regulation. Moreover, engaging in the underwriting of securities offerings would expose us to additional risks of liabilities in connection with such activities, including under federal and state securities laws. In addition, we would continue to be limited by the restrictions imposed by Section 10(f) of the 1940 Act and the rules thereunder on the underwriting of securities by investment companies and business development companies.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2B.

PROPOSAL 2C: APPROVAL OF AMENDMENT TO FUNDAMENTAL POLICIES TO REPEAL
POLICY WHICH RELATES TO OUR ABILITY TO PURCHASE OR SELL REAL ESTATE OR
INTERESTS IN REAL ESTATE OR REAL ESTATE INVESTMENT TRUSTS.

        Our existing fundamental policy with regard to our ability to purchase or sell real estate, interests in real estate or interests in real estate investment trusts states that we will not purchase or sell real estate or interests in real estate or real estate investment trusts (except that we may: (i) purchase or sell real estate in connection with the orderly liquidation of investments; (ii) own the securities of companies or participate in a partnership or partnerships that are in the business of buying, selling or developing real estate; or (iii) finance the purchase of real estate by our portfolio companies).

        We are asking our stockholders to approve the repeal of this policy. If this policy is repealed, we will be able to purchase or sell real estate, interests in real estate or interests in real estate investment trusts. Depending on the type and use of any real estate we purchase, such purchase could expose us to certain risks attendant to real estate ownership including risks related to the economic climate of the location of the real estate, the risk that tenants of the real estate will not be able to make payments, exposure to environmental liability, and risks of liability for uninsured losses in the event of certain natural disasters. Particular types of real estate, or particular types of tenants, may expose us to additional risks. These risks may also apply to any purchase of real estate investment trust interests.

        Our ability to purchase real estate, interests in real estate or real estate investment trust interests will be limited by our regulation as a regulated investment company under Subchapter M of the Code. We intend to maintain this status, and in order to do so must comply with certain income source regulations which provide that 90% of our gross income for each taxable year must be from dividends, interest, payments with respect to securities loans, and gains from sales or other dispositions of securities or other income derived with respect to our business of investing in securities. While investments in real estate investment trusts may produce qualifying income for this purpose, generally investments in real estate will not. Thus, any purchases of real estate would be limited in the future to those that would not threaten noncompliance with these income source requirements under Subchapter M. In addition, our investments in real estate would be limited by Section 55 of the 1940 Act, which requires us to invest at least 70% of the value of our total assets in certain securities and other investments that generally do not include real estate.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2C.

PROPOSAL 2D: APPROVAL OF AMENDMENT TO FUNDAMENTAL POLICIES TO REPEAL
POLICY WHICH RELATES TO OUR ABILITY TO SELL SECURITIES SHORT.

        Our existing fundamental policy with regard to our ability to sell securities short provides that we will not sell securities short (except with regard to managing the risks associated with publicly-traded securities issued by our portfolio companies).

        We are asking our stockholders to approve the repeal of this policy. If this policy is repealed, we may sell securities short without regard to whether such sales are related to managing the risks associated with publicly-traded securities issued by our portfolio companies. Although we do not currently intend to sell securities short other than with regard to managing risks of publicly-traded portfolio securities, if we were to do so, such short sales could expose us to risks associated with fluctuations in the trading prices of securities. In addition, the risk of loss in short sales is potentially unlimited.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2D.

PROPOSAL 2E: APPROVAL OF AMENDMENT TO FUNDAMENTAL POLICIES TO
REPEAL POLICY WHICH RELATES TO OUR ABILITY TO
PURCHASE SECURITIES ON MARGIN.

        Our existing fundamental policy with regard to purchasing securities on margin provides that we will not purchase securities on margin (except to the extent that we may purchase securities with borrowed money).

        We are asking our stockholders to approve the repeal of this policy. If this policy is repealed, we may purchase securities on margin, although we do not currently intend to do so. Purchasing securities on margin would increase our exposure to fluctuations in the value of such securities as a result of our leveraged position. Our ability to engage in margin transactions would be limited by the asset coverage requirements of Section 61 of the 1940 Act.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2E.

PROPOSAL 2F: APPROVAL OF AMENDMENT TO FUNDAMENTAL POLICIES TO REPEAL
POLICY WHICH RELATES TO OUR ABILITY TO WRITE OR BUY PUT OR CALL OPTIONS.

        Our existing fundamental policy with regard to our ability to write or buy put or call options provides that we will not write or buy put or call options (except (i) to the extent of warrants or conversion privileges in connection with our acquisition financing or other investments and rights to require the issuers of such investments or their affiliates to repurchase them under certain circumstances, (ii) with regard to managing risks associated with publicly-traded securities issued by our portfolio companies, or (iii) with regard to managing the risks associated with interest rate fluctuations).

        We are asking our stockholders to approve the repeal of this policy. If this policy is repealed, we may write or buy put or call options without any of the limitations described in our existing policy. Although we do not currently intend to write or buy put or call options under such circumstances, if we were to do so, this would expose us to potentially magnified risks of stock fluctuations if they are done speculatively (i.e., not covered positions).

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2F.

PROPOSAL 2G: APPROVAL OF AMENDMENT TO FUNDAMENTAL POLICIES TO REPEAL
POLICY WHICH RELATES TO OUR ABILITY TO ENGAGE IN THE PURCHASE OR
SALE OF COMMODITIES OR COMMODITY CONTRACTS,
INCLUDING FUTURES CONTRACTS.

        Our existing fundamental policy with regard to the purchase or sale of commodities or commodity contracts, including futures contracts, provides that we will not engage in the purchase or sale of commodities or commodity contracts, including futures contracts (except where necessary in working out distressed loan or investment situations or in managing the risks associated with interest rate fluctuations).

        We are asking our stockholders to approve the repeal of this policy. If this policy is repealed, we may purchase or sell commodities or commodity contracts without any of the limitations described in our existing policy. We do not anticipate that we will engage in the purchase or sale of commodities or commodity contracts in the future. If we did engage in such purchases or sales, we would be exposed to certain risks associated with the commodities market to which we are not currently exposed, such as significant price fluctuations. Our investments in commodities or commodity contracts would be limited by Section 55 of the 1940 Act, which requires us to invest at least 70% of the value of our total assets in certain securities and other investments that generally do not include commodities or commodity contracts.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2G.

PROPOSAL 2H: APPROVAL OF AMENDMENT TO FUNDAMENTAL POLICIES TO REPEAL
POLICY WHICH RELATES TO OUR ABILITY TO ACQUIRE VOTING STOCK OF,
OR INVEST IN, ANY SECURITIES ISSUED BY ANY OTHER INVESTMENT COMPANY.

        Our existing policy with regard to acquiring voting stock of, or investing in, any securities issued by any other investment company provides that we will not acquire more than 3% of the voting stock of, or invest more than 5% of our total assets in, any securities issued by any other investment company (except as they may be acquired as part of a merger, consolidation or acquisition of assets).

        We are asking our stockholders to approve the repeal of this policy. If this policy is repealed, it simply would no longer be one of our fundamental policies. However, under Section 12(d)(1) of the 1940 Act, these restrictions would continue to apply. We would also still be limited by the 1940 Act to investing no more than 10% of the value of our total assets in such stock or other securities of other investment companies and no more than 30% of our assets in assets other than those listed in Section 55(a) of the 1940 Act, which we refer to as Qualifying Assets. Generally, our regulation as a business development company under the 1940 Act requires that at least 70% of our assets be invested in Qualifying Assets, which include: (i) the securities of "eligible portfolio companies," the definition of which excludes investment companies (other than a small business investment companies wholly owned by us), or (ii) cash, cash items, government securities or high quality debt securities maturing in one year or less from the time of investment.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2H.

Conclusion and Recommendation; Vote Required

        Under the 1940 Act, approval of an amendment to any of the Fundamental Policies requires an affirmative vote of a majority of all of our outstanding voting securities, regardless of whether the holders of such shares are present and entitled to vote at the Annual Meeting. The affirmative vote of a "majority," as defined in the 1940 Act, of our outstanding shares is required to approve each of Proposals 2A-2H. Under the 1940 Act, the vote of holders of a "majority" means the vote of the holders of the lesser of (a) 67% or more of our outstanding shares present at the meeting or represented by proxy if the holders of more than 50% of our outstanding shares are present or represented by proxy, or (b) more than 50% of our outstanding shares.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF EACH OF THE
AMENDMENTS TO THE FUNDAMENTAL POLICIES TO REPEAL SUCH POLICIES
AS DESCRIBED IN PROPOSALS 2A-2H.

PROPOSAL 3

TO APPROVE A PROPOSAL TO AUTHORIZE US TO OFFER AND ISSUE LONG-TERM RIGHTS,
INCLUDING WARRANTS, TO PURCHASE SHARES OF OUR COMMON STOCK
AT AN EXERCISE PRICE THAT, AT THE TIME SUCH RIGHTS ARE ISSUED,
WILL NOT BE LESS THAN THE GREATER OF THE MARKET VALUE
OF OUR COMMON STOCK OR THE NET ASSET VALUE OF OUR COMMON STOCK.

        The Board of Directors believes it would be in our best interest to have the ability to offer long-term rights, including warrants (which may be accompanied by or be part of other securities) to purchase common stock at an exercise price that will not be less than the greater of the market value of our common stock or the net asset value of our common stock at the time of issuance of such long-term rights. For example, if the securities are priced for issuance on June 30 and at that time the net asset value per share is $5.00 and the market price is $10.00, the exercise price will not be less than $10.00, subject to anti-dilution adjustments.

        Section 61(a) of the 1940 Act permits a business development company such as us to sell such securities on such terms (and to issue shares of common stock upon their exercise) only if several conditions are satisfied. Specifically, such proposal must be approved by a majority of the Board of Directors who have no financial interest in the transaction and a majority of the independent directors, and by the stockholders of the issuer. In addition, a majority of the issuer's independent directors must determine in good faith that the issuance of such securities is in the best interests of us and our stockholders and that the price at which such rights or other securities are to be sold (which refers to the exercise or conversion price in the case of rights such as warrants, options or conversion rights) is not less than a price which closely approximates the market value for the underlying shares of common stock at the time of issuance of such rights or other securities. If the issuance of the long-term rights is accompanied by issuance of other securities, such rights may not be separately transferable unless no class of such rights, and the accompanying securities, has been publicly distributed. In addition, such warrants, options or other long-term rights must expire by their terms within ten years. Finally, the long-term rights or other securities outstanding at any particular time may not be exercisable or convertible for more than 25% of the common stock outstanding at that time. The subsequent issuance of shares upon exercise of properly authorized rights is permitted without regard to net asset value or market value at the time of exercise.

        Our Board of Directors, including a majority of the Board of Directors who have no financial interest in the transaction and a majority of the independent directors, has approved and recommends to the stockholders for their approval a proposal authorizing us to issue long-term rights to purchase common stock (subject to the limitations stated above) at exercise prices that will not be less than the greater of the market value of our common stock or the net asset value of our common stock at the time of issuance of such rights. Upon obtaining the requisite stockholder approval, we will comply with the foregoing requirements in connection with any financing undertaken pursuant to this proposal. See below for a discussion of the risks of dilution and leverage.

        We may determine to issue such rights and/or other securities in a registered public offering or may issue them in a private placement either with or without an obligation to seek to register their resale at the request of the holders. We may also determine to use an underwriter or placement agent to assist in selling such securities if we conclude that doing so would assist in marketing such securities on favorable terms. None of these rights, options or warrants may be issued to any of our officers or directors, nor to employees of our Adviser.

Reasons for the Proposal

        Management and the Board of Directors have determined that it would be advantageous to us to have the ability to sell, either alone or as part of another security, warrants, options or rights to purchase common stock in connection with our financing and capital raising activities. This ability may give us a cost-effective way to raise capital. Our Board of Directors has determined that it would be in the best interest of the Company and our stockholders to be in a position to increase our assets so that we may be in a better position to be a lead investor more often, to make follow-on investments and take advantage of attractive new investment opportunities in small and medium-sized businesses, augment working capital, increase the diversification of our portfolio and achieve other net benefits to us. We believe that our prior investment experience and expertise in investing in small and medium-sized businesses are likely to lead to several attractive investment opportunities becoming available to us in the near future. We would determine to do so only after reviewing the pace at which we are investing the proceeds of our recent stock offerings and the level and attractiveness of investment opportunities becoming available.

        The Board also believes that increasing our assets will lower our expense ratio by spreading our fixed costs over a larger asset base. The issuance of additional common stock resulting from the exercise might also enhance the liquidity of our common stock on the Nasdaq Global Select Market.

        We believe that the future investment opportunities in small to medium-sized businesses are likely to be sufficient to justify raising capital should we choose to do so. Any such decision to raise capital would take into account likely investment opportunities and liquid assets on hand, including possible sale of marketable corporate securities. The Board of Directors believes that the proposal is an attractive way to give us additional flexibility over and above the limited amount that can be raised without stockholder approval through short-term transferable rights offerings to take advantage of investment opportunities that may arise in the future.

        The Board of Directors has approved and is seeking stockholder approval of the proposal described above to sell, either alone or as part of another security, long-term rights, including warrants, to purchase common stock. The final terms of any such sale, including price, terms, and vesting requirements, would be determined by the Board of Directors at the time of issuance of the rights.

        Also, the nature and amount of consideration that would be received by us at the time of issuance and the use of any such consideration would be considered and approved by the Board of Directors at the time of issuance. Any such issuance may be made pursuant to either a registered or non-registered offering, as determined by the Board of Directors in an appropriate manner prior to the time of issuance. Any such sale would be anticipated to result in a potential increase in the number of outstanding shares of common stock. The long-term rights or other securities outstanding at any particular time may not be exercisable or convertible for more than 25% of the common stock outstanding at that time.

Dilution

        Any such sale (including convertible debt), other than to existing stockholders, would be potentially dilutive to the voting power of existing stockholders and could be dilutive with regard to dividends and other economic aspects of the common stock. Because the number of shares of common stock that could be so issued and the timing of any issuance is not currently known, the actual dilutive effect cannot be predicted. In addition, because the exercise price per share at the time of exercise could well be less than the net asset value per share at the time of exercise and because we would incur expenses in connection with any such sale, such exercise could result in a dilution of net asset value per share at the time of exercise for all stockholders. Such dilution would disproportionately affect stockholders who do not choose to exercise their rights and thereby own less than their proportional share of such rights.

Leverage

        Any long-term rights issued may be accompanied by or be part of other securities, including convertible debt. If we issue convertible debt or debt securities accompanied by long-term rights, such issuance would result in the use of leverage by us and would require us to make periodic interest payments. The use of leverage results in additional risks and can magnify the effect of any losses. If the income and gains earned on securities purchased with the proceeds of such convertible securities are greater than the cost of leverage, our return on the shares will be greater than if leverage had not been used. Conversely, if the income or gains from the securities purchased with such proceeds does not cover the cost of leverage, the return to us will be less than if leverage had not been used. There is no assurance that a leveraging strategy will be successful. Also, the cost of interest payments on any debt issued will be borne by the common stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board has selected PricewaterhouseCoopers LLP ("PwC") as the Company's independent registered public accounting firm which will audit the Company's financial statements for the fiscal year ending September 30, 2008 and has further directed that management submit the selection of the independent auditors for ratification by the stockholders at the Annual Meeting. PwC has audited the Company's financial statements since its fiscal year ending September 30, 2003. Representatives of PwC are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Neither the Company's bylaws nor other governing documents or law require stockholder ratification of the selection of PwC as the Company's independent registered public accounting firm. However, the Audit Committee is submitting the selection of PwC to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

        The affirmative vote of the holders of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of PwC. Abstentions and broker non-votes will be considered present and entitled to vote for the purpose of determining whether a quorum exists, although they will not be counted for any purpose in determining whether this matter has been approved.

    Independent Registered Public Accounting Firm Fees

        The following table represents aggregate fees billed to us for the fiscal years ended September 30, 2006 and September 30, 2007 by PwC, our principal independent registered public accounting firm.

Subject to Completion

	2006	2007
Audit Fees(1)	$288,882
Audit-related Fees	—
Tax Fees	17,700
All Other Fees	—

	$306,582

(1)
2007 Audit Fees include approximately $            in fees billed in connection with the registration and sale of additional shares of the Company's common stock during the fiscal year ended September 30, 2007.

        All fees described above were approved by the Audit Committee. During the fiscal year ended September 30, 2007, the aggregate non-audit fees billed by PwC for services rendered to our Adviser and any entity controlling, controlled by or under common control with our Adviser that provides ongoing services to us was $            . All of these fees were for professional services rendered to our Adviser for tax services. The Audit Committee has considered whether, and believes that, the rendering of these services to our Adviser is compatible with maintaining the independent registered public accounting firm's independence.

    Pre-Approval Policies and Procedures

        The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, PwC. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee's approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee's members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

        The Audit Committee has determined that the rendering of the services other than audit services currently being provided by PwC is compatible with maintaining the independent registered public accounting firm's independence.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 4.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of our common stock as of November 1, 2007 by: (i) each director and nominee for director; (ii) each of our executive officers; (iii) all of our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock. Except as otherwise noted, the address of the individuals below is c/o Gladstone Capital Corporation, 1521 Westbranch Drive, Suite 200, McLean, VA 22102.

	Beneficial Ownership(1)
Name and Address	Number of Shares	Percent of Total	Dollar Range of Equity Securities of the Company Owned ]by Directors(2)	Aggregate Dollar Range of Equity Securities of all Funds Overseen by Directors in Family of Investment Companies(2)(3)
Executive Officers and Directors:
David Gladstone1(4)	1,009,806	5.85%	Over $100,000	Over $100,000
Terry Lee Brubaker(5)	196,024	1.14%	Over $100,000	Over $100,000
George Stelljes III	10,277	*	Over $100,000	Over $100,000
Harry T. Brill, Jr(6).	10,500	*	Over $100,000	Over $100,000
Gary Gerson	150	*	$1,001 - 10,000	$10,001 - $50,000
Anthony W. Parker	4,344	*	$50,001 - 100,000	Over $100,000
David A.R. Dullum	2,037	*	$10,001 - $50,000	Over $100,000
Michela A. English	2,500	*	$10,001 - $50,000	$50,001 - $100,000
Paul Adelgren	1,051	*	$10,001 - $50,000	$50,001 - 100,000
Maurice Coulon	0	*	0	$10,001 - $50,000
John H. Outland	1,042	*	$10,001 - $50,000	$50,001 - 100,000
Gerard Mead	954	*	$10,001 - $50,000	$50,001 - 100,000
All executive officers and directors as a group (12 persons)	1,238,685	7.18%

*
Less than 1%

(1)
This table is based upon information supplied by officers, directors and principal stockholders. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and sole investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 17,262,574 shares outstanding on November 1, 2007.

(2)
Ownership calculated in accordance with Rule 16a-1(a)(2) of the 1934 Act.

(3)
Each of our directors and executive officers is also a director or executive officer, or both, of Gladstone Investment Corporation, our affiliate and a business development company, and Gladstone Commercial Corporation, our affiliate and a real estate investment trust, each of which is also externally managed by our Adviser.

(4)
393,334 of these shares of common stock are pledged to us as security for a promissory note issued in connection with Mr. Gladstone's acquisition of these shares through a stock option exercise on August 23, 2001. Mr. Gladstone retains voting power with respect to these shares.

(5)
177,500 of these shares of common stock are pledged to secure indebtedness incurred for their acquisition, including 93,334 shares that are pledged to us as security for a promissory note issued in connection with Mr. Brubaker's acquisition of these shares through a stock option exercise on August 23, 2001. Mr. Brubaker retains voting power with respect to these shares.

(6)
10,000 of these shares of common stock are pledged to us as security for a promissory note issued in connection with the acquisition of these shares through a stock option exercise on August 23, 2001. Mr. Brill retains voting power with respect to these shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the 1934 Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and our other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

        To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended September 30, 2007, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with except that one report, covering one transaction, was filed late by Mr. Gladstone.

COMPENSATION DISCUSSION AND ANALYSIS

        Our chief executive officer, chief operating officer, chief investment officer, chief financial officer and treasurer are salaried employees of either our Adviser or our Administrator, which are affiliates of ours. Our Adviser and Administrator pay the salaries and other employee benefits of the persons in their respective organizations who render services for us. These services have been and continue to be provided pursuant to the terms of the Advisory Agreement and the Administration Agreement, as applicable.

Compensation Philosophy

        For our long-term success and enhancement of long-term stockholder value, we depend on the management and analytical abilities of our executive officers, who are employees of, and are compensated by, our Adviser or our Administrator. During the last fiscal year, we implemented our philosophies of attracting, retaining and rewarding executive officers and others who contribute to our long-term success and motivating them to enhance stockholder value through our Compensation Committee's oversight of the compensation practices of our Adviser and Administrator under the terms of the Advisory and Administration Agreements. The key elements of our compensation philosophy include:

  •
  ensuring that base salary paid to our executive officers is competitive with other leading companies with which we compete for talented investment professionals;

  •
  ensuring that bonuses paid to our executive officers are sufficient to provide motivation to achieve our principal business and investment goals and to bring total compensation to competitive levels; and

  •
  providing incentives to ensure that our executive officers are motivated over the long term to achieve our business and investment objectives.

    Compensation of the Adviser and Administrator

        During the fiscal year ended September 30, 2007, the Compensation Committee fulfilled its oversight role by reviewing the Advisory Agreement to determine whether the fees paid to our Adviser were in the best interests of the stockholders. The Compensation Committee has also reviewed the performance of our Adviser to determine whether the compensation paid to our Adviser and Administrator was reasonable in relation to the nature and quality of services performed and whether the provisions of the Advisory Agreement were being satisfactorily performed. Specifically, the committee considered factors such as:

  •
  the amount of the fees paid to our Adviser in relation to our size and the composition and performance of our investments;

  •
  our Adviser's ability to hire, train, supervise and manage new employees as needed to effectively manage our future growth;

  •
  the success of our Adviser in generating appropriate investment opportunities;

  •
  rates charged to other investment entities by advisers performing similar services;

  •
  additional revenues realized by our Adviser and its affiliates through their relationship with us, whether paid by us or by others with whom we do business;

  •
  the value of our assets each quarter;

  •
  the quality and extent of service and advice furnished by our Adviser;

  •
  the quality of our portfolio relative to the investments generated by our Adviser for its other clients; and

  •
  the extent to which our Adviser's performance helped us to achieve our principal business and investment objectives of generating income for our stockholders in the form of quarterly cash distributions that grow over time and increasing the value of our common stock.

        The Compensation Committee's oversight role also includes review of the above-described factors with regard to the compensation of the employees of our Administrator, including our chief financial officer and treasurer, and our Administrator's performance under the Administration Agreement. The Board may, pursuant to the terms of each of the Advisory and Administration Agreements, terminate either of the agreements at any time and without penalty, upon sixty days' prior written notice to our

Adviser or our Administrator, as applicable. In the event of an unfavorable periodic review of the performance of our Adviser or our Administrator in accordance with the criteria set forth above, the Compensation Committee would provide a report to the Board of its findings and provide suggestions of remedial measures, if any, to be sought from our Adviser or our Administrator, as applicable. If such recommendations are, in the future, made by the Compensation Committee and are not implemented to the satisfaction of the Compensation Committee, it may recommend exercise of our termination rights under the Advisory Agreement or Administration Agreement.

    Long-Term Incentives

        The Compensation Committee believes that the incentive structure provided for under the Advisory Agreement is an effective means of creating long-term stockholder value because it encourages the Adviser to increase our net investment income, which in turn may increase our distributions to our stockholders.

        In addition to a base management fee, the Advisory Agreement includes incentive fees that we pay to our Adviser if our performance reaches certain benchmarks. These incentive fees are intended to provide an additional incentive for our Adviser to achieve targeted levels of net investment income and to increase distributions to our stockholders. The incentive fee consists of two parts: an income-based incentive fee and a capital gains incentive fee. The income-based incentive fee rewards our Adviser if our quarterly net investment income (before giving effect to any incentive fee) exceeds 1.75% of our net assets (the "hurdle rate"). We pay our Adviser an income incentive fee with respect to our pre-incentive fee net investment income in each calendar quarter as follows:

  •
  no incentive fee in any calendar quarter in which our pre-incentive fee net investment income does not exceed the hurdle rate (7% annualized);

  •
  100% of our pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than 2.1875% in any calendar quarter (8.75% annualized); and

  •
  20% of the amount of our pre-incentive fee net investment income, if any, that exceeds 2.1875% in any calendar quarter (8.75% annualized).

        The second part of the incentive fee is a capital gains incentive fee that is determined and payable in arrears as of the end of each fiscal year (or upon termination of the Advisory Agreement, as of the termination date), and equals 20% of our realized capital gains as of the end of the fiscal year. In determining the capital gains incentive fee payable to our Adviser, we calculate the cumulative aggregate realized capital gains and cumulative aggregate realized capital losses since our inception, and the aggregate unrealized capital depreciation as of the date of the calculation, as applicable, with respect to each of the investments in our portfolio.

        Income realized by our Adviser from any such incentive fees will be paid by our Adviser to eligible employees in amounts based on their respective contributions to our success in meeting our goals. This incentive compensation structure is designed to create a direct relationship between the compensation of our executive officers and other employees of our Adviser and the income and capital gains realized by us as a result of their efforts on our behalf. We believe that this structure rewards our executive officers and other employees of our Adviser for increasing our net investment income and capital gains and meeting other goals that are consistent with the interests of our stockholders.

    Personal Benefits Policies

        Our executive officers are not entitled to operate under different standards than other employees of our Adviser and our Administrator who work on our behalf. Our Adviser and Administrator do not have programs for providing personal benefit perquisites to executive officers, such as permanent lodging, personal use of company vehicles, or defraying the cost of personal entertainment or family travel. Our Adviser's and Administrator's health care and other insurance programs are the same for all of its eligible employees, including our executive officers. We expect our executive officers to be exemplars under our Code of Business Conduct and Ethics, which is applicable to all employees of our Adviser and Administrator who work on our behalf.

Executive Compensation

        None of our executive officers receive direct compensation from us. We do not currently have any employees and do not expect to have any employees in the foreseeable future. The services necessary for the operation of our business are provided to us by our officers and the other employees of our Adviser and Administrator, pursuant to the terms of the Advisory and Administration Agreements, respectively. Mr. Gladstone, our chairman and chief executive officer, Mr. Brubaker, our vice chairman, chief operating officer and secretary and Mr. Stelljes, our president and chief investment officer, are all employees of and are compensated directly by our Adviser. Mr. Brill, our chief financial officer, and Mr. Gerson, our treasurer, are employees of our Administrator. Under the Administration Agreement, we reimburse our Administrator for our allocable portion of the salaries and benefits expenses of Messrs. Brill and Gerson. For the fiscal year ended September 30, 2007, we reimbursed $                        of Mr. Brill's salary, $                        of his bonus, and $                        of the cost of his benefits that were paid by our Administrator.

    Employment Agreements

        Because our executive officers are employees of our Adviser and our Administrator, we do not pay cash compensation to them directly in return for their services to us and we do not have employment agreements with any of our executive officers. Pursuant to the terms of the Administration Agreement, we make payments equal to our allocable portion of our Administrator's overhead expenses in performing its obligations under the Administration Agreement including, but not limited to, our allocable portion of the salaries and benefits expenses of our chief financial officer and treasurer. For additional information regarding this arrangement, see "Certain Transactions."

    Equity, Post-Employment, Non-Qualified Deferred and Change-In-Control Compensation

        We do not offer stock options, any other form of equity compensation, pension benefits, non-qualified deferred compensation benefits, or termination or change-in-control payments to any of our executive officers.

Conclusion

        We believe that the elements of the Adviser's and the Administrator's compensation programs individually and in the aggregate strongly support and reflect the strategic priorities on which we have based our compensation philosophy. Through the incentive structure of the Advisory Agreement described above, a significant portion of their compensation programs have been, and continue to be contingent on our performance, and realization of benefits is closely linked to increases in long-term stockholder value. We remain committed to this philosophy of paying for performance that increases stockholder value. The Compensation Committee will continue its work to ensure that this commitment is reflected in a total executive compensation program that enables the Adviser and the Administrator to remain competitive in the market for talented executives.

Director Compensation

        The following table shows for the fiscal year ended September 30, 2007 certain information with respect to the compensation of all our non-employee directors:

DIRECTOR COMPENSATION FOR FISCAL 2007

Name	Fees Earned or Paid in Cash ($)	Total ($)
Paul W. Adelgren	$31,000	$31,000
Maurice W. Coulon	$36,000	$36,000
David A.R. Dullum	$34,000	$34,000
Michela A. English	$34,000	$34,000
Gerard Mead	$30,000	$30,000
John H. Outland	$30,000	$30,000
Anthony W. Parker	$36,000	$36,000

        As compensation for serving on our Board of Directors, each of our independent directors receives an annual fee of $20,000, an additional $1,000 for each Board of Directors meeting attended, and an additional $1,000 for each committee meeting attended if such committee meeting takes place on a day other than when the full Board of Directors meets. In addition, the chairperson of the Audit Committee receives an annual fee of $3,000, and the chairpersons of each of the Compensation and Ethics, Nominating and Corporate Governance committees receive annual fees of $1,000 for their additional services in these capacities. We also reimburse our directors for their reasonable out-of-pocket expenses incurred in attending Board of Directors and committee meetings.

        On July 11, 2006 we adopted the Joint Directors Nonqualified Excess Plan of Gladstone Investment Corporation, Gladstone Capital Corporation and Gladstone Commercial Corporation (the "Deferred Compensation Plan"). Effective January 1, 2007, the Deferred Compensation Plan provides our non-employee directors with the opportunity to voluntarily defer director fees on a pre-tax basis, and to invest such deferred amounts in self-directed investment accounts. The Deferred Compensation Plan does not allow us to make discretionary contributions to the account of any director.

        We do not pay any compensation to directors who also serve as our officers, or as officers or directors of our Adviser or our Administrator, in consideration for their service to us. Our Board of Directors may change the compensation of our independent directors in its discretion. None of our independent directors received any compensation from us during the fiscal year ended September 30, 2007 other than for Board of Directors or committee service and meeting fees.

Certain Transactions

Advisory and Administration Agreements

        Under the Advisory Agreement, our Adviser is responsible for our day-to-day operations and administration, record keeping and regulatory compliance functions. Specifically, these responsibilities included identifying, evaluating, negotiating and consummating all investment transactions consistent with our investment objectives and criteria; providing us with all required records and regular reports to our Board of Directors concerning our Adviser's efforts on our behalf; and maintaining compliance with all regulatory requirements applicable to us. The base management fee under the Advisory Agreement is assessed at an annual rate of 2.0% computed on the basis of the average value of our gross assets at the end of the two most recently completed quarters, which are total assets, including investments made with proceeds of borrowings, less any uninvested cash or cash equivalents resulting from borrowings. The Advisory Agreement also provides for an incentive fee, which consists of two parts: an income-based incentive fee and a capital gains incentive fee. The income-based incentive fee rewards our Adviser if our quarterly net investment income (before giving effect to any incentive fee) exceeds 1.75% of our net assets (the "hurdle rate"). We pay our Adviser an income incentive fee with respect to our pre-incentive fee net investment income in each calendar quarter as follows:

  •
  no incentive fee in any calendar quarter in which our pre-incentive fee net investment income does not exceed the hurdle rate (7% annualized);

  •
  100% of our pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than 2.1875% in any calendar quarter (8.75% annualized); and

  •
  20% of the amount of our pre-incentive fee net investment income, if any, that exceeds 2.1875% in any calendar quarter (8.75% annualized).

        The second part of the incentive fee is a capital gains incentive fee that is determined and payable in arrears as of the end of each fiscal year (or upon termination of the Advisory Agreement, as of the termination date), and equals 20% of our realized capital gains as of the end of the fiscal year. In determining the capital gains incentive fee payable to our Adviser, we calculate the cumulative aggregate realized capital gains and cumulative aggregate realized capital losses since our inception, and the aggregate unrealized capital depreciation as of the date of the calculation, as applicable, with respect to each of the investments in our portfolio.

        Under the Administration Agreement, we pay separately for administrative services, which payments are equal to our allocable portion of our Administrator's overhead expenses in performing its obligations under the Administration Agreement, including rent for the space occupied by our Administrator, and our allocable portion of the salaries and benefits expenses of our chief financial officer, treasurer, chief compliance officer and controller and their respective staffs. Based on an analysis of publicly available information, the Board believes that the terms and the fees payable under both the Advisory Agreement and the Administration Agreement are similar to those of the agreements of other business development companies that do not have equity incentive plans with their external investment advisers.

        David Gladstone, Terry Lee Brubaker, George Stelljes III, Harry Brill and Gary Gerson are all officers or directors, or both, of our Adviser and our Administrator. David Gladstone is the controlling stockholder of our Adviser, which is the sole member of our Administrator. Although we believe that the terms of the Advisory Agreement and the Administration Agreement are no less favorable to us than those that could be obtained from unaffiliated third parties in arms' length transactions, our Adviser, its officers and its directors have a material interest in the terms of these agreements.

        During the fiscal year ended September 30, 2007, we paid total fees of approximately $                        to our Adviser under the Advisory Agreement and approximately $                        to our Administrator under the Administration Agreement.

Loans

        At September 30, 2007, we had loans outstanding in the principal amount of $5,900,010 to Mr. Gladstone, $1,400,010 to Mr. Brubaker and $150,000 to Mr. Brill, each of whom is an executive officer of ours. These loans were extended in connection with the exercise of stock options by each of the executive officers under our former Amended and Restated 2001 Equity Incentive Plan, as amended, which was terminated on September 30, 2006 (the "2001 Plan"). Each such loan is evidenced by a full recourse promissory note secured by the shares of common stock purchased upon the exercise of the options. The interest rate on each such loan is 4.9% per annum. Interest is due quarterly and each of the executive officers has made each of his quarterly interest payments to date. The outstanding principal amount of each loan is due and payable in cash on August 23, 2010. The Sarbanes-Oxley Act of 2002 prohibits us from making loans to our executive officers, although certain loans outstanding prior to July 30, 2002, including the promissory notes we have received from Messrs. Gladstone, Brubaker and Brill, were expressly exempted from this prohibition. In addition, these loans meet the requirements set forth in Section 57(j) of the 1940 Act.

        Also at September 30, 2007, we had two loans outstanding in the principal amounts of $275,010 and $474,990, respectively, to Laura Gladstone, a managing director of ours and the daughter of our chief executive officer, Mr. Gladstone. These loans were extended in connection with the exercise of stock options under the 2001 Plan by Ms. Gladstone, and were made on terms available to all eligible participants of the 2001 Plan. The interest rates on the loans are 4.9% and 8.26%, respectively, and the outstanding principal amounts of each loan are due and payable in cash on August 23, 2010 and July 13, 2015, respectively. Mr. Gladstone has not received, nor will he receive in the future, any direct or indirect benefit from these loans.

Indemnification

        In our articles of incorporation and bylaws, we have agreed to indemnify certain officers and directors by providing, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as our director, officer or other agent, to the fullest extent permitted under Maryland law and our bylaws. Notwithstanding the foregoing, the indemnification provisions shall not protect any officer or director from liability to us or our stockholders as a result of any action that would constitute willful misfeasance, bad faith or gross negligence in the performance of such officer's or director's duties, or reckless disregard of his or her obligations and duties.

        Each of the Advisory and Administration Agreements provide that, absent willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of the reckless disregard of their duties and obligations (as the same may be determined in accordance with the 1940 Act and any interpretations or guidance by the SEC or its staff thereunder), our Adviser, our Administrator and their respective officers, managers, agents, employees, controlling persons, members and any other person or entity affiliated with them are entitled to indemnification from us for any damages, liabilities, costs and expenses (including reasonable attorneys' fees and amounts reasonably paid in settlement) arising from the rendering of our Adviser's or Administrator's services under the Advisory or Administration Agreements or otherwise as an investment adviser of ours.

HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are Gladstone Capital Corporation stockholders will be "householding" our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker. Direct your written request to Investor Relations at 1521 Westbranch Drive, Suite 200, McLean, Virginia, 22102 or call our toll-free investor relations line at 1-866-366-5745. Stockholders who currently receive multiple copies of the proxy statement at their addresses and would like to request "householding" of their communications should contact their brokers.

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors
Terry Brubaker Secretary

December 14, 2007

EXHIBIT A

GLADSTONE CAPITAL CORPORATION EXISTING FUNDAMENTAL POLICIES

        We seek to achieve a high level of current income and capital gains through investments in debt securities and preferred and common stock that we acquired in connection with buyout and other recapitalizations. The following restrictions, along with these investment objectives, are our only fundamental policies, which are policies that may not be changed without the approval of the holders of the majority of our outstanding voting securities, as defined in the Investment Company Act of 1940 (the "1940 Act"). The percentage restrictions set forth below, other than the restriction pertaining to the issuance of senior securities, as well as those contained elsewhere herein, apply at the time we effect a transaction, and a subsequent change in a percentage resulting from market fluctuations or any cause other than an action by us will not require us to dispose of portfolio securities or to take other action to satisfy the percentage restriction. We will at all times conduct our business so as to retain our status as a business development company. In order to retain that status, we may not acquire any assets (other than non-investment assets necessary and appropriate to our operations as a business development company) if, after giving effect to such acquisition, the value of our "qualifying assets" is less than 70% of the value of our total assets. We anticipate that the securities we seek to acquire (provided that we control or, through our officers or other participants in the financing transaction, make significant managerial assistance available to the issuers of these securities), as well as temporary investments, will generally be qualifying assets.

        We may invest up to 100% of our assets in securities acquired directly from issuers in privately negotiated transactions. With respect to such securities, we may, for the purpose of public resale, be deemed an "underwriter" as that term is defined in the Securities Act of 1933, as amended (the "1933 Act"). We may invest up to 20% of our assets in securities of a particular issuer. We may exceed this limitation in connection with bridge financings, although these bridge investments will never exceed 25% of our total assets at any time. We do not intend to concentrate our investments in any particular industry or group of industries. However, it is possible that, as the values of our portfolio companies change, one industry or a group of industries may comprise in excess of 25% of the value of our total assets.

        We will at all times endeavor to conduct our business so as to retain our status as a regulated investment company under the 1940 Act. In order to do so, we must meet income source, asset diversification and annual distribution requirements. We may issue senior securities, such as debt or preferred stock, to the extent permitted by the 1940 Act for the purpose of making investments, to fund share repurchases, or for temporary emergency or other purposes.

        We will not (1) act as an underwriter of securities of other issuers (except to the extent that we may be deemed an "underwriter" of securities we purchase that must be registered under the 1933 Act before they may be offered or sold to the public); (2) purchase or sell real estate or interests in real estate or real estate investment trusts (except that we may (a) purchase and sell real estate or interests in real estate in connection with the orderly liquidation of investments, (b) own the securities of companies or participate in a partnership or partnerships that are in the business of buying, selling or developing real estate, or (c) finance the purchase of real estate by our portfolio companies); (3) sell securities short (except with regard to managing the risks associated with publicly-traded securities issued by our portfolio companies); (4) purchase securities on margin (except to the extent that we may purchase securities with borrowed money); (5) write or buy put or call options (except (i) to the extent of warrants or conversion privileges in connection with our acquisition financing or other investments and rights to require the issuers of such investments or their affiliates to repurchase them under certain circumstances, (ii) with regard to managing risks associated with publicly-traded securities issued by our portfolio companies, or (iii) with regard to managing the risks associated with interest rate fluctuations); (6) engage in the purchase or sale of commodities or commodity contracts, including futures contracts (except where necessary in working out distressed loan or investment situations or in managing the risks associated with interest rate fluctuations); or (7) acquire more than 3% of the voting stock of, or invest more than 5% of our total assets in, any securities issued by any other investment company (except as they may be acquired as part of a merger, consolidation or acquisition of assets). That portion of our investments that is in securities issued by other investment companies may subject our stockholders to additional expenses.

EXHIBIT B

GLADSTONE CAPITAL CORPORATION PROPOSED INVESTMENT POLICIES

        We seek to achieve a high level of current income and capital gains through investments in debt securities and preferred and common stock that we acquired in connection with buyout and other recapitalizations. The following investment policies, along with these investment objectives, may not be changed without the approval of our Board of Directors.

        We will at all times conduct our business so as to retain our status as a business development company. In order to retain that status, we may not acquire any assets (other than non-investment assets necessary and appropriate to our operations as a business development company) if, after giving effect to such acquisition, the value of our "qualifying assets" is less than 70% of the value of our total assets. We anticipate that the securities we seek to acquire, as well as temporary investments, will generally be qualifying assets.

        We will at all times endeavor to conduct our business so as to retain our status as a regulated investment company under the Investment Company Act of 1940 (the "1940 Act"). In order to do so, we must meet income source, asset diversification and annual distribution requirements. We may issue senior securities, such as debt or preferred stock, to the extent permitted by the 1940 Act for the purpose of making investments, to fund share repurchases, or for temporary emergency or other purposes.

GLADSTONE CAPITAL CORPORATION
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 21, 2008

        The undersigned hereby appoints Harry Brill and George Stelljes III, and each of them acting individually, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Gladstone Capital Corporation which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Gladstone Capital Corporation to be held at the Tysons Corner at 7920 Jones Branch Drive, McLean, VA 22102, on Thursday, February 21, 2008 at 11:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

        Unless a contrary direction is indicated, this proxy will be voted in favor of each of the nominees listed in Proposal 1, in favor of Proposals 2A-2H, in favor of Proposal 3 and in favor of Proposal 4, as more specifically described in the proxy statement. If specific instructions are indicated, this proxy will be voted in accordance therewith.

(Continued and to be signed on reverse side)

                      GLADSTONE CAPITAL
                      P.O. BOX 11037
                      NEW YORK, N.Y. 10203-0037

To change your address, please mark this box        ☐

DETACH PROXY CARD HERE

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.	☒ Vote must be indicated (x) in Black or Blue Ink

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE FOR DIRECTOR LISTED BELOW.

Proposal 1:	To elect three Class I directors to hold office until the 2010 Annual Meeting of Stockholders.

FOR all nominees Listed	☐	WITHHOLD AUTHORITY to vote for all nominees listed	☐	*FOR all except	☐
Nominee: Michela A. English		Nominee: Anthony W. Parker		Nominee: George Stelljes III

To withhold authority to vote in favor of any nominee, mark "FOR all except" and write the name of the nominee below:

*Exceptions

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2A, 2B, 2C, 2D, 2E, 2F, 2G, AND 2H.

Proposal 2A:	To approve an amendment to our fundamental policies to repeal policy which relates to our ability to invest in securities of a particular issuer.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal 2B:	To approve an amendment to our fundamental policies to repeal policy which relates to our underwriting activities.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal 2C:	To approve an amendment to our fundamental policies to repeal policy which relates to our ability to purchase or sell real estate or interests in real estate or real estate investment trusts.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal 2D:	To approve an amendment to our fundamental policies to repeal policy which relates to our ability to sell securities short.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal 2E:	To approve an amendment to our fundamental policies to repeal policy which relates to our ability to purchase securities on margin.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal 2F:	To approve an amendment to our fundamental policies to repeal policy which relates to our ability to write or buy put or call options.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 2G:	To approve an amendment to our fundamental policies to repeal policy which relates to our ability to engage in the purchase or sale of commodities or commodity contracts, including futures contracts.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal 2H:	To approve an amendment to our fundamental policies to repeal policy which relates to our ability to acquire voting stock of, or invest in, any securities issued by any other investment company.	FOR ☐	AGAINST ☐	ABSTAIN ☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.
Proposal 3:
	To approve a proposal to authorize us to offer and issue long-term rights, including warrants, to purchase shares of our common stock at an exercise price that, at the time such rights are issued, will not be less than the greater of the market value of our common stock or the net asset value of our common stock. Such rights may be part of or accompanied by other securities of ours such as convertible debt.	FOR ☐	AGAINST ☐	ABSTAIN ☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 4.
Proposal 4:
	To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending September 30, 2008.	FOR ☐	AGAINST ☐	ABSTAIN ☐

In their discretion, the proxies are authorized to vote on any other business as may properly come before the meeting or any adjournment or postponement thereof.

S C A N L I N E

Please sign exactly as your name or names appear hereon. If the stock is registered in the names of two or more persons, each should sign. Executor, administrator, trustee, guardian and attorneys-in-fact should add their titles. If signer is acorporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Date Share Owner sign here	Co-Owner sign here

QuickLinks

PRELIMINARY COPY
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON February 21, 2008
PRELIMINARY COPY
PROXY STATEMENT FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS To Be Held On February 21, 2008
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Report of the Audit Committee of the Board of Directors Subject to Completion
Report of the Compensation Committee of the Board of Directors Subject to Completion
PROPOSALS 2A-2H: APPROVAL OF AMENDMENTS TO FUNDAMENTAL POLICIES TO REPEAL SUCH POLICIES
PROPOSAL 2A: APPROVAL OF AMENDMENT TO FUNDAMENTAL POLICIES TO REPEAL POLICY WHICH RELATES TO OUR ABILITY TO INVEST IN SECURITIES OF A PARTICULAR ISSUER.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2B. PROPOSAL 2C: APPROVAL OF AMENDMENT TO FUNDAMENTAL POLICIES TO REPEAL POLICY WHICH RELATES TO OUR ABILITY TO PURCHASE OR SELL REAL ESTATE OR INTERESTS IN REAL ESTATE OR REAL ESTATE INVESTMENT TRUSTS.
PROPOSAL 2E: APPROVAL OF AMENDMENT TO FUNDAMENTAL POLICIES TO REPEAL POLICY WHICH RELATES TO OUR ABILITY TO PURCHASE SECURITIES ON MARGIN.
PROPOSAL 3 TO APPROVE A PROPOSAL TO AUTHORIZE US TO OFFER AND ISSUE LONG-TERM RIGHTS, INCLUDING WARRANTS, TO PURCHASE SHARES OF OUR COMMON STOCK AT AN EXERCISE PRICE THAT, AT THE TIME SUCH RIGHTS ARE ISSUED, WILL NOT BE LESS THAN THE GREATER OF THE MARKET VALUE OF OUR COMMON STOCK OR THE NET ASSET VALUE OF OUR COMMON STOCK.
PROPOSAL 4 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMPENSATION DISCUSSION AND ANALYSIS
DIRECTOR COMPENSATION FOR FISCAL 2007
Certain Transactions
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS
  EXHIBIT A
GLADSTONE CAPITAL CORPORATION EXISTING FUNDAMENTAL POLICIES
  EXHIBIT B
GLADSTONE CAPITAL CORPORATION PROPOSED INVESTMENT POLICIES
GLADSTONE CAPITAL CORPORATION PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 21, 2008